POWER OF ATTORNEY

       The undersigned hereby constitutes and appoints each of Jennifer F. Jett, Lisa H. Abbot, April R. Robinson, Randall L. Clark and James M. Spira, or any of them acting singly, as the undersigned's true and lawful attorney-in-fact to:

(1) Prepare, execute, acknowledge, deliver and file for and on behalf of the undersigned any and all forms, statements and reports (including, but not limited to, Forms 3, 4 and 5 and Form ID and any amendments or supplements to such forms) of the undersigned as a director or officer of Sempra Energy or its subsidiaries, including, but not limited to, San Diego Gas & Electric Company and Southern California Gas Company, pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time;

(2) Prepare, execute, acknowledge, deliver and file for and on behalf of the undersigned any and all Form 144s (including any amendments or supplements thereto) with respect to the sale of securities of Sempra Energy by the undersigned, pursuant to Rule 144 of the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time;

(3) Perform any and all acts in connection with the foregoing for and on behalf of the undersigned as the attorney-in-fact so acting may deem necessary or desirable to prepare, execute, acknowledge, deliver and file any such forms, statements or reports with the Securities and Exchange Commission and any stock exchange or similar authority; and

(4) Take any and all other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact so acting, may be of benefit to, in the best interest of, or legally required by the undersigned.

       The undersigned grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in this power of attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and ratifies and confirms all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers granted herein.

       The undersigned acknowledges and agrees that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor does Sempra Energy or its subsidiaries assume any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and Rule 144 under the Securities Act of 1933.  The undersigned acknowledges and agrees that the foregoing attorneys-in-fact are entitled to rely, without investigation, on any and all information or instruction given to any of them by the undersigned and/or Sempra Energy or its subsidiaries.

       This power of attorney shall supersede any power of attorney previously granted by the undersigned with respect to the subject matter herein and shall remain in full force and effect until the undersigned is no longer obligated to file forms, statements or reports under Section 16 of the Securities Exchange Act of 1934 and under Rule 144 under the Securities Act of 1933 with respect to the undersigned's holdings of or transactions in securities issued by Sempra Energy or its subsidiaries, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 10th day of April, 2020.

/s/ J. WALKER MARTIN

J. Walker Martin